CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our report dated April 23, 1997, except for Notes 2 and 13, as to which the date is December 8, 1997, on the consolidated financial statements of McNeilus Companies, Inc. and Subsidiaries included in this Form 8-K. It should be noted that we have not audited any financial statements of McNeilus Companies, Inc. and Subsidiaries subsequent to February 28, 1997 or performed any audit procedures subsequent to the date of our report.


                                 LARSON, ALLEN, WEISHAIR & CO., LLP

   Austin, Minnesota
   March 11, 1998